UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 19, 2009

BLACK HAWK EXPLORATION, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State of Incorporation)

333-119546
(Commission File Number)

27-0670160
(I.R.S. Employer Identification Number)

1174 Manitou Drive NW, PO Box 363
Fox Island, WA 98333
(Address of principal executive offices, including zip code)

(253) 549-4336
(Registrant's telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 23.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 -- REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 19, 2009,  Black Hawk Exploration Inc.  (the "Company")  entered into a Share Issuance Agreement (the "Agreement") with Blue Leaf Capital Limited, ("Blue Leaf"), whereby the Company has the right to request Blue Leaf to purchase up to $1,000,000 of the Company's securities  until  October 19, 2011,  unless  extended by either the Company or Blue Leaf for an additional twelve (12) months.

Under the terms of the Agreement, the Company may from time to time request a purchase from Blue Leaf up to $200,000 (each, an "Advance") per request for operating expenses, acquisitions, working capital and general corporate activities. Following receipt of any Advance, the Company shall sell and issue Blue Leaf units, each unit consisting of one share of the Company's common stock and a warrant to purchase one share of common stock (the "Units"), at the Unit Price. As described in the Agreement, the "Unit Price" shall mean a price of $0.85 Each warrant issued as a component to the Unit shall have a two (2) year term and an exercise price of $1.05 for the first twelve (12) months and $1.25 thereafter.

The  foregoing is qualified in its entirety by the  Agreement.  For further information see the Agreement  attached hereto as Exhibit 10.1 and  incorporated herein by reference.

SECTION 3 -- SECURITIES AND TRADING MARKETS

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

The disclosure under Item 1.01 is incorporated by reference in its entirety into this Item 3.02.

The Company  has  requested  and received, an Advance(s) from Blue Leaf in the amount of $55,000.  In the event the Company requests a further Advance from Blue Leaf, the number of Units to be sold and issued to Blue Leaf  and the price  for such  Units to be sold  pursuant  to the terms and conditions of a subscription  agreement will be further disclosed by the Company in a subsequent  Form 8-K under this Item 3.02.  As contemplated, any sale and issuance of Units to Blue Leaf  will be conducted in reliance  upon an exemption from  registration  under the  Securities  Act of 1933, as amended,  afforded by Regulation S promulgated thereunder.

SECTION 9 -- FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Exhibit Description

10.1	Share Issuance Agreement between Black Hawk Exploration Ltd. and Blue Leaf Capital Limited, dated October 19, 2009

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK HAWK EXPLORATION INC..

By: /s/ Kevin Murphy
Kevin Murphy
CEO / President / Director October 20, 2009